UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 21, 2004

priceline.com Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25581	06-1528493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue
Norwalk, Connecticut 06854

(Address of Principal Executive Offices and Zip Code)

(203) 299-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

                                                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On September 21, 2004, Priceline.com Holdco U.K. Limited (the “Acquirer”), a newly formed, wholly (indirectly) owned English subsidiary of priceline.com Incorporated (the “Company”), entered into a Sale and Purchase Agreement with shareholders and option holders of Active Hotels Limited (“Active Hotels”), one of Europe’s leading online reservation providers to the hotel industry.  Pursuant to the Sale and Purchase Agreement, the Acquirer acquired approximately 98% of the share capital of Active Hotels and acquired the remaining 2% on October 8, 2004.  The total consideration for all Active Hotels shares was £90 million (approximately $161 million), which was determined through arms-length negotiation and paid in cash.  The Company also incurred approximately $4 million in costs directly related to the acquisition.

In connection with the acquisition, the Company sold a 2.3% equity interest in Active Hotels (the “Purchased Shares”) to a group of Active Hotels employees for a cash purchase price per share equal to the purchase price per share paid by the Company to acquire Active Hotels. The Company also granted restricted stock (the “Granted Shares”) representing an additional 1.1% equity interest in its Active Hotels subsidiary to certain employees of Active Hotels. The holders of the Purchased Shares and the Granted Shares can require the Company to purchase the Purchased Shares and the Granted Shares at certain future dates for a purchase price equal to their then fair market value. In addition, the Company can require the holders of the Purchased Shares and the Granted Shares to sell the Purchased Shares and the Granted Shares to the Company at certain future dates for a purchase price equal to their then fair market value.  Subject to certain exceptions, one-third of the Granted Shares will vest on each of September 15, 2005, 2006 and 2007.

The shareholders and option holders of Active Hotels were Bamboo Investments (No.2) Limited, Close Technology & General VCT plc, The First Close Technology Fund and various individuals and employees of Active Hotels.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Financial statements of business acquired.

The following financial statements of Active Hotels Limited are included herein:

Independent Auditors’ Report;

Profit and Loss Accounts for the years ended December 31, 2003 and 2002;

Balance Sheets as of December 31, 2003 and 2002;

Cash Flow Statements for the years ended December 31, 2003 and 2002;

Notes to the Accounts for the years ended December 31, 2003 and 2002;

Profit and Loss Accounts for the six months ended June 30, 2004 and 2003 (unaudited);

Balance Sheet as of June 30, 2004 (unaudited);

Statements of Cash Flows for the six months ended June 30, 2004 and 2003 (unaudited); and

Notes to the Accounts for the six months ended June 30, 2004 and 2003 (unaudited).

(b)                                 Pro forma financial information.

The following pro forma financial information is included herein:

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2003;

Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2004; and

Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(c)                                  Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

ACTIVE HOTELS LIMITED

Report and Financial Statements

31 December 2003 and 2002

ACTIVE HOTELS LIMITED

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of Active Hotels Limited

We have audited the accompanying balance sheets of Active Hotels Limited (“the Company”) as of 31 December 2003 and 2002, and the profit and loss accounts, the cash flow statements and related notes 1 to 19 for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at 31 December 2003 and 2002, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in significant respects from accounting principles generally accepted in the United States of America.  The application of the latter would have affected the determination of shareholders’ funds at 31 December 2003 and 2002 and net profit (loss) for each of the years then ended to the extent summarized in Note 18 to the consolidated financial statements.

/s/ Deloitte & Touche LLP

Cambridge, England

9 July 2004, except for the cash flow statements and related notes, and Notes 18 and 19, as to which the date is 25 November 2004.

ACTIVE HOTELS LIMITED

PROFIT AND LOSS ACCOUNT

Year Ended 31 December 2003

	Note	2003	2002
		£	£

TURNOVER: continuing operations	2	7,168,915	2,158,490

Cost of sales		2,540,584	793,099

Gross profit		4,628,331	1,365,391
Administrative expenses		2,691,978	2,105,036

OPERATING PROFIT (LOSS): continuing operations	4	1,936,353	(739,645)

Interest receivable and similar income	5	17,447	19,242
Interest payable and similar charges	6	(4,390)	(4,764)

PROFIT (LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION		1,949,410	(725,167)

Tax on profit (loss) on ordinary activities	7	261,616	—

PROFIT (LOSS) FOR THE FINANCIAL YEAR		2,211,026	(725,167)

Retained losses brought forward		(2,925,099)	(2,199,932)

Retained losses carried forward		(714,073)	(2,925,099)

There are no recognised gains or losses for the current financial year and preceding financial year other than as stated in the profit and loss account.

ACTIVE HOTELS LIMITED

BALANCE SHEET

31 December 2003

	Note	2003	2002
		£	£

FIXED ASSETS
Tangible assets	8	114,787	70,969

CURRENT ASSETS
Debtors	9	1,686,537	633,858
Investments	10	1,500,000	150,000
Cash at bank and in hand		451,667	201,813

		3,638,204	985,671

CREDITORS: amounts falling due within one year	11	1,116,001	622,618

NET CURRENT ASSETS		2,522,203	363,053

TOTAL ASSETS LESS CURRENT LIABILITIES		2,636,990	434,022

CREDITORS: amounts falling due after more than one year	12	1,928	10,376

		2,635,062	423,646

CAPITAL AND RESERVES
Called up share capital	13	5,054	4,664
Share premium account	14	3,344,081	3,344,081
Profit and loss account	14	(714,073)	(2,925,099)

SHAREHOLDERS’ FUNDS		2,635,062	423,646

Attributable to equity shareholders		2,634,320	422,904
Attributable to non-equity shareholders	15	742	742

ACTIVE HOTELS LIMITED

CASH FLOW STATEMENT

Year ended 31 December 2003

	Note		2003		2002
		£	£	£	£

Net cash inflow (outflow) from operating activities	1		1,764,681		(839,960)

Returns on investments and servicing of finance
Interest received		17,447		19,242
Interest paid		(4,390)		(4,764)

Net cash inflow from returns on investments and servicing of finance			13,057		14,478

Capital expenditure and financial investment
Payments to acquire tangible fixed assets		(119,984)		(112,155)
Receipts from sales of tangible fixed assets		975		—

			(119,009)		(112,155)

Net cash inflow (outflow) before use of liquid resources and financing			1,658,729		(937,637)

Management of liquid resources
(Introduction) withdrawal of short-term deposits	2	(1,350,000)		600,000

Net cash (outflow) inflow from management of liquid resources			(1,350,000)		600,000

Financing
Issue of ordinary shares		390		35,250
Bank loans	2	(43,333)		(43,334)
Capital element of finance lease rentals	2	(15,932)		(4,065)

Net cash outflow from financing			(58,875)		(12,149)

Increase (decrease) in cash	2, 3		249,854		(349,786)

ACTIVE HOTELS LIMITED

NOTES TO THE CASH FLOW STATEMENT

Year ended 31 December 2003

1.                                      Reconciliation of operating profit (loss) to net cash inflow (outflow) from operating activities

	2003	2002
	£	£

Operating profit (loss)	1,936,353	(739,645)
Depreciation	72,586	131,227
Loss on sale of tangible fixed assets	2,605	—
Increase in debtors	(791,063)	(411,719)
Increase in creditors	544,200	180,177

Net cash inflow (outflow) from operating activities	1,764,681	(839,960)

2.                                      Analysis of net funds

	At 1 January 2003	Cash flow	At 31 December 2003
	£	£	£

Cash at bank and in hand	201,813	249,854	451,667

Debt due within one year	(43,333)	43,333	—
Finance leases	(24,817)	15,932	(8,885)

	(68,150)	59,265	(8,885)
Current asset investments	150,000	1,350,000	1,500,000

Total	283,663	1,659,119	1,942,782

	At 1 January 2002	Cash flow	Other non- cash changes	At 31 December 2002
	£	£	£	£

Cash at bank and in hand	551,599	(349,786)	—	201,813

Debt due within one year	(43,334)	43,334	—	—
Debt due after one year	(43,333)	—	—	(43,333)
Finance leases	—	4,065	(28,882)	(24,817)

	(86,667)	47,399	(28,882)	(68,150)
Current asset investments	750,000	(600,000)	—	150,000

Total	1,214,932	(902,387)	(28,882)	283,663

3.                                      Reconciliation of net cash flow to movement in net funds

	2003	2002
	£	£
Increase (decrease) in cash in the year	249,854	(349,786)
Cash outflow from decrease in debt and lease financing	59,265	47,399
Cash outflow (inflow) from increase (decrease) in liquid resources	1,350,000	(600,000)

Change in net funds resulting from cash flows	1,659,119	(902,387)
New finance leases	—	(28,882)

Movement in net funds in the year	1,659,119	(931,269)

Net funds at start of year	283,663	1,214,932

Net funds at end of year	1,942,782	283,663

ACTIVE HOTELS LIMITED

NOTES TO THE ACCOUNTS

Year ended 31 December 2003

1.                                      ACCOUNTING POLICIES

The financial statements are prepared in accordance with applicable United Kingdom accounting standards.  The particular accounting policies adopted are described below.

Accounting convention

The financial statements are prepared under the historical cost convention.

Tangible fixed assets

Depreciation is provided on cost in equal annual installments over the estimated useful lives of the assets.  The rates of depreciation are as follows:

Office equipment	20% per annum
Computer equipment	67% per annum

Deferred taxation

Deferred tax is provided in full on timing differences, which result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallise based on current tax rates and law.  Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in financial statements.  Deferred tax assets are recognised to the extent that it is regarded as more likely than not that they will be recovered.  Deferred tax assets and liabilities are not discounted.

Leases

Assets held under finance leases and hire purchase contracts are capitalised at their fair value on the inception of the leases and depreciated over their estimated useful economic lives.  The finance leases are allocated over the period of the lease in proportion to the capital amount outstanding and are charged to the profit and loss account.

Rentals under operating leases are charged to the profit and loss account as they are incurred.

Grants

Income arising from Government grants is taken to the profit and loss account to the extent that it relates to expenditure charged to the profit and loss account in the year.

Foreign exchange

Transactions denominated in foreign currencies are translated into sterling at the rates ruling at the dates of the transactions.  Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates ruling at that date.  Translation differences arising are dealt with in the profit and loss account.

2.                                      TURNOVER

Turnover represents amounts derived from the provision of goods and services which fall within the company’s ordinary activities after deduction of trade discounts and value added tax.  Turnover is recognised on the date of departure.

The company’s turnover arises from facilitating hotel bookings over the Internet.  The company’s assets, premises and employees are located in the UK.  The geographical analysis of turnover in 2003 based on hotel location was:  UK - £6,453,490 (2002:  £2,054,482) and Rest of Europe - £715,425 (2002:  £104,008).

3.                                      INFORMATION REGARDING DIRECTORS AND EMPLOYEES

	2003	2002
	£	£
Directors’ remuneration
Emoluments	348,183	232,641
Remuneration of highest paid director	111,637	66,167
Non executive directors’ fees	102,998	72,680

	No	No

Average number of persons employed	43	32

	£	£
Staff costs during the year (including directors)
Wages and salaries	1,608,539	1,230,075
Social security costs	161,417	104,605

	1,769,956	1,334,680

Directors’ share options are disclosed in note 13.

4.                                      OPERATING PROFIT (LOSS)

	2003	2002
	£	£
Operating profit (loss) is after charging:

Depreciation
Owned assets	62,959	111,876
Leased assets	9,627	19,351
Rentals under operating leases
Other operating leases	71,750	46,172
Auditors’ remuneration	15,000	7,300

5.                                      INTEREST RECEIVABLE AND SIMILAR INCOME

	2003	2002
	£	£

Bank interest	17,447	19,242

6.                                      INTEREST PAYABLE AND SIMILAR CHARGES

	2003	2002
	£	£

Bank interest	4,390	4,764

7.                                      TAX ON PROFIT (LOSS) ON ORDINARY ACTIVITIES

	2003	2002
	£	£
Current taxation	—	—

Deferred taxation
Origination and reversal of timing differences	(261,616)	—

	(261,616)	—

The standard rate of tax for the year, based on the UK standard rate of corporation tax is 30% (2002 - 20%).  The actual tax charge for the current and the previous year differs from the standard tax rate for the reasons set out in the following reconciliation:

	2003	2002
	£	£

Profit (loss) on ordinary activities before tax	1,949,410	(725,167)

Tax on profit (loss) on ordinary activities at standard rate	584,823	(145,033)
Factors affecting charge for the year:
Expenses not deductible for tax purposes	2,502	2,085
Capital allowances in (excess) deficit of depreciation	(10,961)	7,231
Revenue losses utilised	(580,341)	—
Increase in revenue losses	—	135,717
Other timing differences	3,977	—

Total actual amount of current tax	—	—

	Provided		Unprovided
	2003	2002	2003	2002
	£	£	£	£
The company has deferred tax of:

Short term timing differences	(3,977)	—	—	—
Losses	(282,402)	—	—	(488,282)
Capital allowances in excess of depreciation	24,763	—	—	3,746

	(261,616)	—	—	(484,536)

	Brought forward at 1 January 2003	Credited to profit and loss account	Carried forward at 31 December 2003
	£	£	£

Deferred tax asset (see note 9)	—	261,616	261,616

	Brought forward at 1 January 2002	Credited to profit and loss account	Carried forward at 31 December 2002
	£	£	£

Deferred tax asset	—	—	—

Losses can be utilised against future trading profits.  Capital allowances in excess of depreciation will reverse over future periods as depreciation is charged to the profit and loss account in excess of capital allowances claimed.

8.                                      TANGIBLE FIXED ASSETS

	Web Phones	Office equipment	Computer equipment	Total
	£	£	£	£
Cost
At 1 January 2003	—	46,090	403,851	449,941
Additions		23,751	96,233	119,984
Disposals		(4,304)	(124,669)	(128,973)

At 31 December 2003	—	65,537	375,415	440,952

Accumulated depreciation
At 1 January 2003	—	12,614	366,358	378,972
Charge in year		10,611	61,975	72,586
Eliminated on disposals		(780)	(124,613)	(125,393)

At 31 December 2003	—	22,445	303,720	326,165

Net book value
At 31 December 2003	—	43,092	71,695	114,787

At 31 December 2002	—	33,476	37,493	70,969

Cost
At 1 January 2002	124,500	12,323	172,081	308,904
Additions	—	33,767	107,270	141,037

At 31 December 2002	124,500	46,090	279,351	449,941

Accumulated depreciation
At 1 January 2002	124,500	2,982	120,263	247,745
Charge in year	—	9,632	121,595	131,227

At 31 December 2002	124,500	12,614	241,858	378,972

Net book value
At 31 December 2002	—	33,476	37,493	70,969

At 31 December 2001	—	9,341	51,818	61,159

Included within fixed assets are assets with a net book value of £nil (2002 - £9,627) held under finance lease agreements.

Webphones were previously disclosed as a separate class of asset.  These have now been included within computer equipment.  The net book value of these is £nil (2002 - £nil).

9.                                      DEBTORS

	2003	2002
	£	£

Trade debtors	1,341,906	535,027
Other debtors	45,329	49,340
Prepayments and accrued income	37,686	49,491
Deferred taxation (see note 7)	261,616	—

	1,686,537	633,858

10.                               INVESTMENTS HELD AS CURRENT ASSETS

	2003	2002
	£	£

Short term deposits	1,500,000	150,000

11.                               CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	2003	2002
	£	£

Bank loan	—	43,333
Trade creditors	220,017	222,943
Obligations under finance leases	6,957	14,441
Other taxes and social security	253,408	108,025
Other creditors	23,546	—
Accruals and deferred income	612,073	233,876

	1,116,001	622,618

The bank loan was secured by an unlimited standard bank debenture over the company’s undertaking and assets.  Interest was charged based on the base rate in force from time to time.

12.                               CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

	2003	2002
	£	£

Obligation under finance leases
Due within one and two years	1,928	10,376

13.                               CALLED UP SHARE CAPITAL

	2003	2002
	£	£
Authorised
5,057,500 ordinary shares of 0.1p each	5,058	5,058
742,500 deferred shares of 0.1p each	742	742
700,000 ‘A’ ordinary shares of 0.1p each	700	700
950,000 ‘B’ (2002 - 800,000) ordinary shares of 0.1p each	950	800
200,000 ‘C’ ordinary shares of 0.1p each	200	200

	7,650	7,500

Called up, allotted and fully paid
2,604,560 ordinary shares of 0.1p each	2,604	2,604
742,500 deferred shares of 0.1p each	742	742
625,000 ‘A’ ordinary shares of 0.1p each	625	625
937,710 ‘B’ (2002 - 600,000) ordinary shares of 0.1p each	938	600
144,755 ‘C’ (2002 - 92,625) ordinary shares of 0.1p each	145	93

	5,054	4,664

During the year the company issued share capital to the holders of ‘B’ ordinary shares and ‘C’ ordinary shares as they were entitled to subscribe in cash at par for an additional number of ‘B’ ordinary shares or ‘C’ ordinary shares whereby the total number of shares would be held at an average price of £1.60 per share.  The entitlement to this additional subscription was as set out in the Articles of Association of the company, and arose as the net profits for the year ended 31 December 2002 were less than £500,000.  As a result, shares were issued at par to ‘B’ shareholders (337,710 ‘B’ ordinary shares of 0.1p each) and ‘C’ shareholders (52,130 ‘C’ ordinary shares of 0.1p each) on 20 May 2003.

Share rights

Income

On 14 January 2004 and annually thereafter, there is a right to a dividend of all of the net profits shown in the latest published audited accounts of the company limited to the extent that the company has sufficient distributable reserves to allow such payment whereby dividends would be paid in the following order of priority:

‘A’ and ‘B’ ordinary shares - a dividend per share calculated by that proportion of net profits that represent the proportion of total share capital held by ‘A’ and ‘B’ ordinary shareholders.

Ordinary and ‘C’ ordinary shares - a dividend per share capitalised into ordinary and ‘C’ ordinary shares calculated as the balance of net profits divided by the latest share issue price.

Deferred shares - a fixed dividend of 0.001p per share, if a dividend is declared on ‘A’ or ‘B’ ordinary shares.

Return of capital

On a return of assets, distributions are made in the following order:

Ordinary shares and ‘A’, ‘B’ and ‘C’ ordinary shares - an amount equal to the proportion of total share capital.

Deferred shares - no rights to any return, except in the case of a take over, listing or disposal in which case there will be an entitlement based on the level of total consideration, as set out in the Articles.

Votes

Ordinary and ‘A’, ‘B’ and ‘C’ ordinary shares - 1 vote.

Deferred shares - no votes.

Share options

At 31 December 2003, the company had issued the following share options over ordinary shares of 0.1p:

Grant date	Employees	Directors	Exercise price	Option period ending	Option numbers lapsed

May 2001	173,000	165,000 (i)	£0.35-£1.20	2011	22,000
October 2002	9,000	100,000 (ii)	£1.80	2012	—
January 2003	22,331	—	£1.80	2013	1,810
March 2003	35,250	20,000 (i)	£2.00	2013	2,000
October 2003	21,250	36,000 (i) (iii)	£3.80	2013	1,000

Directors’ share options were granted to (i) M Witt, (ii) A Currie and (iii) B Murphy.

Included in the options granted in May 2001 are 305,000 of options over shares already in issue and held by directors of the company (15,000 of these options have lapsed).

In April 2004, 23,750 share options were granted to employees at an exercise price of £6.50.

At the year end the company had committed to issuing 67,500 options, but had not done so.  These options are to be issued to (a) B

Murphy (a director) under an unconditional contractual arrangement (25,000); (b) B Murphy (a director) under a conditional contractual arrangement (25,000); and (c) A Currie (a director) under a conditional contractual arrangement (17,500).  B Murphy’s employment with the company ceased on 31 May 2004.  Accordingly, on this date, his contractual option arrangements were no longer commitments of the company.

14.                               STATEMENT OF MOVEMENTS ON RESERVES

	Profit and loss account	Share premium account	Total
	£	£	£

At 1 January 2003	(2,925,099)	3,344,081	418,982
Profit for the year	2,211,026	—	2,211,026

At 31 December 2003	(714,073)	3,344,081	2,630,008

At 1 January 2002	(2,199,932)	3,308,850	1,108,918
Loss for the year	(725,167)	—	(725,167)
Premium on issue of shares	—	35,231	35,231

At 31 December 2002	(2,925,099)	3,344,081	418,982

15.                               AMOUNTS ATTRIBUTABLE TO NON-EQUITY SHAREHOLDERS

	2003	2002
	£	£

Deferred shares	742	742

16.                               RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

	2003	2002
	£	£

Profit (loss) attributable to members of the company	2,211,026	(725,167)
Capital subscribed	390	35,250

Net addition to (reduction in) shareholders’ funds	2,211,416	(689,917)

Opening shareholders’ funds	423,646	1,113,563

Closing shareholders’ funds	2,635,062	423,646

17.                               FINANCIAL COMMITMENTS

Operating lease commitments

At 31 December 2003 the company was committed to making the following payments during the next year in respect of operating leases:

	Land and buildings
	2003	2002
	£	£

Leases which expire
Between two and five years	71,750	71,750

18.                               Summary of the main differences between the accounting principles generally accepted in the United Kingdom and the United States of America as they affect the Company’s financial statements

The financial statements of Active Hotels Limited were prepared in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP), which differs in certain respects from generally accepted accounting principles in the United States of America (US GAAP).

Recognition and measurement differences

Other than as described below there are no material recognition and measurement differences between UK and US GAAP that affect the Company.  Shareholders’ funds as of 31 December 2003 and 2002 and net profit (loss) for the years then ended under US GAAP would be as follows versus that reported under UK GAAP.

	Notes	2003	2002
		£	£
Shareholders’ Funds -UK GAAP		2,635,062	423,646
Stock compensation	a	—	—
Website development costs	b	—	11,960
Shareholders’ Funds-US GAAP		2,635,062	435,606

		2003	2002
		£	£
Net Profit (Loss)-UK GAAP		2,211,026	(725,167)
Stock compensation	a	(112,249)	—
Website development costs	b	(11,960)	(71,758)
Net Profit (Loss)-US GAAP		2,086,817	(769,925)

(a) Stock compensation

Under UK GAAP, the accounting rules related to stock compensation are largely contained within UITF Abstract 17 ‘Employee share schemes’ and UITF Abstract 13 ‘Accounting for ESOP trusts’. Abstract 17 addresses the debit, or charge, to the profit and loss account.  It requires that the market price of the shares on grant date less the exercise price of the share benefits to be expensed over the period of performance.  Under UK GAAP there is no authoritative literature or guidance addressing the determination of market price in the context of privately held companies.

Under US GAAP, companies may elect to follow the accounting prescribed by either Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees,” (APB 25) or SFAS No. 123, “Accounting for Stock Based Compensation” (SFAS 123) as amended by SFAS No. 148 Accounting for Stock Based Compensation – Transition and Disclosure.  Compensation is recorded for the cost of providing the stock options or share awards to the employee over the relevant service period.  The costs can be determined based on either the intrinsic value method (APB 25) or the fair value method (SFAS 123).  Active Hotels has elected to follow the accounting prescribed under APB 25.

Under the intrinsic value method, compensation for services that a corporation receives as consideration for stock issued through employee stock option, purchase, and award plans should be measured by the quoted market price of the stock at the measurement date less the amount, if any, that the employee is required to pay.  If a quoted market price is unavailable, the best estimate of the market value of the stock should be used to measure compensation.

US GAAP is more prescriptive in its guidance on how to determine the best estimate of market value for the purposes of accounting for stock compensation in a private company, including the recently issued AICPA Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.  Furthermore, practice requires consideration of subsequent market transactions in assessing the estimated fair value.

The reconciliation includes a difference in this area between US GAAP and reported UK GAAP.

(b) Website Development Costs

Under UK GAAP, UITF 29 Website development costs requires the costs of developing a website to be capitalized to the extent they lead to the creation of an enduring asset delivering benefits at least as great as the amount capitalized.

UITF 29 was effective for all accounting periods ending on or after 23 March, 2001.  Prior to the issuance of UITF 29, UK GAAP permitted website development costs to be expensed as incurred.  Commercial exploitation of the Company’s website started in early 2001.  Accordingly no website development costs have been capitalized under UK GAAP.

Under US GAAP Emerging Issues Task Force Issue 00-2:  Accounting for Web Site Development Costs provides guidance on accounting for costs to develop a web site and is dependent upon the stage of the development.  This adjustment recognizes under US GAAP, the impact of capitalizing the web site development costs at the balance sheet date as well as the effect on net income (loss) of the amortization therein for the year.

Presentation and classification differences

Balance sheet

The format of a balance sheet prepared in accordance with UK GAAP differs in certain respects from US GAAP.  UK GAAP requires assets to be presented in ascending order of liquidity in accordance with the requirements of the Companies Act 1985, whereas under US GAAP such assets are presented in descending order of liquidity.  In addition, under UK GAAP a current asset is defined as one that is not intended for use on accounting basis in the company’s activities whereas US GAAP defines a current asset as one that is “consumed in the operating cycle”.  Thus current assets under UK GAAP may include amounts that fall due after more than one year, whereas under US GAAP, such assets are classified as non-current assets.

Deferred taxes

Under UK GAAP the net deferred tax asset is reported within debtors due within one year.  Under US GAAP deferred taxes are classified according to the classification of the related asset or liability for financial reporting purposes.  Under US GAAP the deferred tax liability related to fixed assets of £24,763 as at 31 December 2003 would be classified as a long term liability.

Statement of cash flows

The financial statements of Active Hotels Limited include a statement of cash flows in accordance with the revised UK Financial Reporting Standard No. 1 (FRS 1).  The statement prepared under FRS 1 presents substantially the same information as that required under FASB Statement of Financial Accounting Standards No. 95, Statement of Cash Flows (SFAS 95).

Under FRS 1 cash flows are presented for (i) operating activities; (ii) dividends from joint ventures; (iii) dividends from associated undertakings; (iv) servicing of finance and returns on investments; (v) taxation; (vi) capital expenditure and financial investment; (vii) acquisitions and disposals; (viii) dividends; (ix) financing; and (x) management of liquid resources.  SFAS 95 only requires presentation of cash flows from operating, investing and financing activities.

Cash flows under FRS 1 in respect of taxation and servicing of finance and returns on investments are included within operating activities under SFAS 95.  Cash flows under FRS 1 in respect of capital expenditure and acquisitions and disposals are included in investing activities under SFAS 95.

Therefore under US GAAP the following amounts would be reported

	2003	2002
	£	£
Net cash provided by / (used) in operating activities;	1,777,738	(825,482)
Net cash (used in)/ provided by investing activities	(1,469,009)	487,845
Net cash used in financing activities	(58,875)	(12,149)

Net increase / (decrease) in cash	249,854	(349,786)

19.                     POST BALANCE SHEET EVENTS

On 21 September 2004, priceline.com Incorporated, through a newly formed, wholly (indirectly) owned subsidiary, Priceline.com Holdco U.K. Limited (together with priceline.com Incorporated, “priceline.com”), acquired 4,764,525 called up, allotted and fully paid up shares in the company from existing shareholders at £16.9235 per share comprising 2,314,560 ordinary shares of £0.001 each, 742,500 deferred shares of £0.001 each, 625,000 “A” ordinary shares of £0.001 each, 937,710 “B” ordinary shares of £0.001 each and 144,755 “C” ordinary shares of £0.001 each.

On 21 September 2004, 471,516 share options over ordinary shares of £0.001 each were exercised by employees and former employees of the company which resulted in exercise proceeds of £628,254. Of these share options, 290,000 (and £167,750 of the proceeds) related to shares already in issue and held by directors of the company with the remainder being over new ordinary shares of £0.001 each to be issued by the company.  Further, priceline.com acquired these 471,516 called up, allotted and fully paid up ordinary shares of £0.001 each in the company.

On 21 September 2004, all the authorised share capital, amounting to 7,650,000 shares, was reclassified as “A” ordinary shares of £0.001 each.  Subsequently, 189,161 of authorised but un-issued “A” ordinary shares were re-classified as “B” ordinary shares of £0.001 each.  Further, 189,161 “B” ordinary shares were issued to directors and employees of the company, of which 125,343 were purchased by directors and employees at an issue price of £16.9235, and 63,818 were gifted to directors and employees by the company.

On 8 October 2004, a further 82,005 share options were exercised by employees of the company which resulted in exercise proceeds of £182,509. Further, priceline.com acquired these 82,005 called up, allotted and fully paid up “A” ordinary shares of £0.001 each in the company.

Company Registration No. 3512889

ACTIVE HOTELS LIMITED

Financial Statements

30 June 2004

Unaudited

ACTIVE HOTELS LIMITED

PROFIT AND LOSS ACCOUNT

Six Months Ended 30 June 2004 and 2003

Unaudited

	Note	2004	2003

TURNOVER: continuing operations		£5,575,945	£2,548,814

Cost of sales		1,883,165	938,004

Gross profit		3,692,780	1,610,810
Administrative expenses		2,108,838	1,130,480

OPERATING PROFIT: continuing operations		1,583,942	480,330

Interest receivable and similar income		33,206	2,283
Interest payable and similar charges		648	2,195

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		1,616,500	480,418

Tax on profit on ordinary activities	2	(457,616)	—

PROFIT FOR THE PERIOD		1,158,884	480,418
Retained losses brought forward		(714,073)	(2,925,099)

Retained profit (losses) carried forward		£444,811	£(2,444,681)

There are no recognised gains or losses for the current six month period and preceding six month period other than as stated in the profit and loss account.

ACTIVE HOTELS LIMITED

BALANCE SHEET

30 June 2004

Unaudited

	Note	2004

FIXED ASSETS
Tangible assets		£194,924

CURRENT ASSETS
Debtors	3	2,369,852
Investments		2,100,000
Cash at bank and in hand		974,743

		5,444,595

CREDITORS: amounts falling due within one year	4	1,845,573

NET CURRENT ASSETS		3,599,022

TOTAL ASSETS LESS CURRENT LIABILITIES		3,793,946

CAPITAL AND RESERVES
Called up share capital	5	£5,054
Share premium account	6	3,344,081
Profit and loss account	6	444,811

SHAREHOLDERS’ FUNDS		£3,793,946

Attributable to equity shareholders		£3,793,204
Attributable to non-equity shareholders		742

ACTIVE HOTELS LIMITED

CASH FLOW STATEMENTS

Six Months Ended 30 June 2004 and 2003

Unaudited

	Note		2004		2003

Net cash inflow from operating activities	1		£1,235,229		£435,167

Returns on investments and servicing of finance
Interest received		£33,206		£2,282
Interest paid		(649)		(2,195)

Net cash inflow from returns on investments and servicing of finance			32,557		87

Capital expenditure and financial investment
Payments to acquire tangible fixed assets		(135,919)		(41,178)

			(135,919)		(41,178)

Net cash inflow before use of liquid resources and financing			1,131,867		394,076

Management of liquid resources
(Introduction) of short-term deposits	2	(600,000)		—

Net cash outflow from management of liquid resources			(600,000)		—

Financing
Issue of ordinary shares		—		390
Bank loans	2	—		(21,667)
Capital element of finance lease rentals	2	(8,791)		(8,664)

Net cash outflow from financing			(8,791)		(29,941)

Increase in cash	2, 3		£523,076		£364,135

1.                                      Reconciliation of operating profit to net cash inflow from operating activities

	2004	2003
Operating profit	£1,583,942	£480,330
Depreciation	55,781	45,498
Increase in debtors	(944,930)	(563,238)
Increase in creditors	540,436	472,577

Net cash inflow from operating activities	£1,235,229	£435,167

2.                                      Analysis of net funds

	At 1 January 2004	Cash flow	At 30 June 2004

Cash at bank and in hand	£451,667	£523,076	£974,743
Finance leases	(8,885)	8,791	(94)
Current asset investments	1,500,000	600,000	2,100,000

Total	£1,942,782	£1,131,867	£3,074,649

	At 1 January 2003	Cash flow	At 30 June 2003

Cash at bank and in hand	£201,813	£364,135	£565,948

Debt due within one year	(43,333)	21,667	(21,666)
Finance leases	(24,817)	8,664	(16,153)

	(68,150)	30,331	(37,819)
Current asset investments	150,000	—	150,000

Total	£283,663	£394,466	£678,129

3.                                Reconciliation of net cash flow to movement in net funds

	2004	2003
Increase in cash in the period	£523,076	£364,135
Cash outflow from decrease in debt and lease financing	8,791	30,331
Cash outflow from increase in liquid resources	600,000	—

Movement in net funds in the period	1,131,867	394,466

Net funds at start of year	1,942,782	283,663

Net funds at end of period	£3,074,649	£678,129

1.                                      BASIS OF PRESENTATION

Active Hotels Ltd. (the “Company”) is responsible for the financial statements included in this document.  The financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.  The Company has condensed or omitted certain footnotes or other financial information that are normally required for annual financial statements.  These statements should be read in combination with the annual audited financial statements for the year ended December 31, 2003.

Revenues, expenses, assets and liabilities can vary during each quarter of the year.  Therefore, the results and trends in these interim financial statements may not be the same as those for the full year.

2.                                      TAX ON PROFIT ON ORDINARY ACTIVITIES

	2004	2003

Current taxation	£196,000	£—

Deferred taxation
Origination and reversal of timing differences	261,616	—

	£457,616	£—

3.                                      DEBTORS

2004

Trade debtors	£2,235,724
Other debtors	53,874
Prepayments and accrued income	80,254

£2,369,852

4.                                      CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

2004

Trade creditors	£142,311
Obligations under finance leases	94
Other taxes and social security	418,628
Other creditors	194,892
Accruals and deferred income	893,648
Provision for corporation tax	196,000

£1,845,573

5.                            CALLED UP SHARE CAPITAL

	2004	2003
Authorised
5,057,500 ordinary shares of 0.1p each	£5,058	£5,058
742,500 deferred shares of 0.1p each	742	742
700,000 ‘A’ ordinary shares of 0.1p each	700	700
950,000 ‘B’ ordinary shares of 0.1p each	950	950
200,000 ‘C’ ordinary shares of 0.1p each	200	200

	£7,650	£7,650
Called up, allotted and fully paid
2,604,560 ordinary shares of 0.1p each	£2,604	£2,604
742,500 deferred shares of 0.1p each	742	742
625,000 ‘A’ ordinary shares of 0.1p each	625	625
937,710 ‘B’ ordinary shares of 0.1p each	938	938
144,755 ‘C’ ordinary shares of 0.1p each	145	145

	£5,054	£5,054

6.                            STATEMENT OF MOVEMENTS ON RESERVES

	Profit and loss account	Share premium account	Total

At 1 January 2003	£(2,925,099)	£3,344,081	£418,982
Profit for the period	480,418	—	480,418

At 30 June 2003	£(2,444,681)	£3,344,081	£899,400

At 1 January 2004	£(714,073)	£3,344,081	£2,630,008
Profit for the period	1,158,884	—	1,158,884

At 30 June 2004	£444,811	£3,344,081	£3,788,892

7.                            RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

	2004	2003

Profit attributable to members of the company	£1,158,884	£480,418
Capital subscribed	—	390

Net addition to shareholders’ funds	1,158,884	480,808

Opening shareholders’ funds	2,635,062	423,646

Closing shareholders’ funds	£3,793,946	£904,554

8.                            POST BALANCE SHEET EVENT

On September 21, 2004, Priceline.com Holdco U.K. Limited (the “Acquirer”), a newly formed, wholly (indirectly) owned English subsidiary of priceline.com Incorporated, entered into a Sale and Purchase Agreement with shareholders and option holders of the Company.  Pursuant to the Sale and Purchase Agreement, the Acquirer acquired the share capital of the Company.  The total consideration was £90 million, which was paid in cash.

9.                                      SUMMARY OF THE MAIN DIFFERENCES BETWEEN THE ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA AS THEY AFFECT THE COMPANY’S FINANCIAL STATEMENTS

The financial statements of Active Hotels Limited were prepared in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP), which differs in certain respects from generally accepted accounting principles in the United States of America (US GAAP).

Recognition and measurement differences

Other than as described below there are no material recognition and measurement differences between UK and US GAAP that affect the Company.  Shareholders’ funds as of 30 June 2004 and 2003 and net profit (loss) for the six-month periods then ended under US GAAP would be as follows versus that reported under UK GAAP.

	2004	2003
Shareholders’ Funds -UK GAAP	£3,793,946	£904,554
Stock compensation	—	—
Website development costs	—	—
Shareholders’ Funds-US GAAP	£3,793,946	£904,554

	2004	2003
Net Profit (Loss)-UK GAAP	£1,158,884	£480,418
Stock compensation	(123,719)	(28,819)
Website development costs	—	(11,960)
Net Profit (Loss)-US GAAP	£1,035,165	£439,639

A description of the differences between UK and US GAAP is set at Note 18 of the annual financial statements.

Presentation and classification differences

The format of a balance sheet prepared in accordance with UK GAAP differs in certain respects from US GAAP.  UK GAAP requires assets to be presented in ascending order of liquidity in accordance with the requirements of the Companies Act 1985, whereas under US GAAP such assets are presented in descending order of liquidity.  In addition, under UK GAAP a current asset is defined as one that is not intended for use on accounting basis in the company’s activities whereas US GAAP defines a current asset as one that is “consumed in the operating cycle”.  Thus current assets under UK GAAP may include amounts that fall due after more than one year, whereas under US GAAP, such assets are classified as current assets.

Statement of cash flows

The financial statements of Active Hotels Limited include a statement of cash flows in accordance with the revised UK Financial Reporting Standard No. 1 (FRS 1).  The statement prepared under FRS 1 presents substantially the same information as that required under FASB Statement of Financial Accounting Standards No. 95, Statement of Cash Flows (SFAS 95).

Under FRS 1 cash flows are presented for (i) operating activities; (ii) dividends from joint ventures; (iii) dividends from associated undertakings; (iv) servicing of finance and returns on investments; (v) taxation; (vi) capital expenditure and financial investment; (vii) acquisitions and disposals; (viii) dividends; (ix) financing; and (x) management of liquid resources.  SFAS 95 only requires presentation of cash flows from operating, investing and financing activities.

Cash flows under FRS 1 in respect of taxation and servicing of finance and returns on investments are included within operating activities under SFAS 95.  Cash flows under FRS 1 in respect of capital expenditure and acquisitions and disposals are included in investing activities under SFAS 95.

Therefore under US GAAP the following amounts would be reported

	2004	2003
	£	£
Net cash provided by operating activities;	1,267,786	435,254
Net cash used in investing activities	(735,919)	(41,178)
Net cash used in financing activities	(8,791)	(29,941)

Net increase in cash	523,076	364,135

priceline.com Incorporated

PRO FORMA FINANCIAL INFORMATION

(unaudited)

Introduction

On September 21, 2004, Priceline.com Holdco U.K. Limited (the “Acquirer”), a newly formed, wholly (indirectly) owned English subsidiary of priceline.com Incorporated (the “Company”), entered into a Sale and Purchase Agreement with shareholders and option holders of Active Hotels Limited (“Active Hotels”), one of Europe’s leading online reservation providers to the hotel industry.  Pursuant to the Sale and Purchase Agreement, the Acquirer acquired approximately 98% of the share capital of Active Hotels and acquired the remaining 2% on October 8, 2004.  The total consideration for all Active Hotels shares was £90 million (approximately $161 million), which was determined through arms-length negotiation and paid in cash.  The Company also incurred approximately $4 million in costs directly related to the acquisition.

In connection with the acquisition, the Company sold a 2.3% equity interest in Active Hotels (the “Purchased Shares”) to a group of Active Hotels employees for a cash purchase price per share equal to the purchase price per share paid by the Company to acquire Active Hotels. The Company also granted restricted stock (the “Granted Shares”) representing an additional 1.1% equity interest in its Active Hotels subsidiary to certain employees of Active Hotels. The holders of the Purchased Shares and the Granted Shares can require the Company to purchase the Purchased Shares and the Granted Shares at certain future dates for a purchase price equal to their then fair market value. In addition, the Company can require the holders of the Purchased Shares and the Granted Shares to sell the Purchased Shares and the Granted Shares to the Company at certain future dates for a purchase price equal to their then fair market value.  Subject to certain exceptions, one-third of the Granted Shares will vest on each of September 15, 2005, 2006 and 2007.

The shareholders and option holders of Active Hotels were Bamboo Investments (No.2) Limited, Close Technology & General VCT plc, The First Close Technology Fund and various individuals and employees of Active Hotels.

The Company accounted for the acquisition using the purchase method of accounting.  The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and for the six months ended June 30, 2004, combines the historical consolidated statements of operations of priceline.com Incorporated and Active Hotels Ltd., giving effect to the acquisition of Active Hotels as if the transaction had occurred on January 1, 2003.  The Company made pro forma adjustments to the historical consolidated financial information to give effect to events that are (i) directly attributable to the acquisition, (ii) expected to have a continuing impact on the combined results, and (iii) factually supportable.  The Unaudited Pro Forma Condensed Combined Statement of Operations excludes amortization expense attributed to the estimated fair value of sales backlog acquired since the adjustment is non-recurring in nature.  The Company will amortize the estimated fair value of sales backlog acquired amounting to $1.4 million over three months from the acquisition date in its consolidated financial statements.

The pro forma financial information should be read in conjunction with the:

• Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements;

• Company’s historical consolidated financial statements and notes included in the Company’s annual report on Form 10-K for the year ended December 31, 2003;

• Company’s Quarterly Reports on Form 10-Q for the nine months ended September 30, 2004, and the six months ended June 30, 2004; and

• Active Hotels Ltd.’s historical financial statements for the years ended December 31, 2003 and 2002 and for the six months ended June 30, 2004 and 2003 (included in this 8-K/A filing).

The pro forma financial information is based upon certain assumptions and estimates that are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

priceline.com Incorporated

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2003

(In thousands, except per share data)

	Priceline.com	Active Hotels	Pro Forma Adjustments		Pro Forma Combined

Merchant revenues	$852,454	$—	$—		$852,454
Agency revenues	7,554	11,725	—		19,279
Other revenues	3,653	—	—		3,653
Total revenues	863,661	11,725	—		875,386

Cost of merchant revenues	717,716	—	—		717,716
Cost of agency revenues	—	4,156	—		4,156
Cost of other revenues	—	—	—		—
Total costs of revenues	717,716	4,156	—		721,872

Gross profit	145,945	7,569	—		153,514

Operating expenses:
Advertising	42,248	—	—		42,248
Sales and marketing	33,441	—	—		33,441
Personnel	29,962	3,078	589	(b)	33,629
General and administrative	12,031	1,389	—		13,420
Information technology	8,898	—	—		8,898
Depreciation and amortization	11,533	139	8,586	(a)	20,258
Restructuring charge/(reversal)	(186)	—	—		(186)
Total operating expenses	137,927	4,606	9,175		151,708

Operating income (loss)	8,018	2,963	(9,175)		1,806

Other income (expenses):
Interest income	2,474	28	—		2,502
Interest expense	(907)	(7)	—		(914)
Equity in income of investees, net	2,331	—	—		2,331
Minority interest	—	—	(97	)(c)	(97)

Total other income	3,898	21	(97)		3,822

Earnings (loss) before income taxes	11,916	2,984	(9,272)		5,628
Income tax expense (benefit)	—	(429)	(2,753	)(d)	(3,182)
Net income (loss)	11,916	3,413	(6,519)		8,810

Preferred stock dividend	(1,491)	—	—		(1,491)

Net income (loss) applicable to common stockholders	$10,425	$3,413	$(6,519)		$7,319

Net income (loss) applicable to common stockholders per basic common share	$0.28	$0.09	$(0.17)		$0.19

Net income (loss) applicable to common stockholders per diluted common share	$0.27	$0.09	$(0.17)		$0.19

Weighted average common shares outstanding:
Basic	37,804
Diluted	39,009

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

priceline.com Incorporated

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2004

(In thousands, except per share data)

	Priceline.com	Active Hotels	Pro Forma Adjustments		Pro Forma Combined

Merchant revenues	$466,871	$—	$—		$466,871
Agency revenues	15,195	10,163	—		25,358
Other revenues	1,454	—	—		1,454
Total revenues	483,520	10,163	—		493,683

Cost of merchant revenues	386,367	—	—		386,367
Cost of agency revenues	—	3,432	—		3,432
Cost of other revenues	—	—	—		—
Total costs of revenues	386,367	3,432	—		389,799

Gross profit	97,153	6,731	—		103,884

Operating expenses:
Advertising	31,771	—	—		31,771
Sales and marketing	15,802	—	—		15,802
Personnel	16,236	2,647	328	(b)	19,211
General and administrative	7,963	1,321	—		9,284
Information technology	4,969	—	—		4,969
Depreciation and amortization	4,785	102	4,784	(a)	9,671
Restructuring charge/(reversal)	(12)	—	—		(12)
Total operating expenses	81,514	4,070	5,112		90,696

Operating income (loss)	15,639	2,661	(5,112)		13,188

Other income (expenses):
Interest income	2,139	60	—		2,199
Interest expense	(1,132)	(2)	—		(1,134)
Minority interest	(161)	—	(53	)(c)	(214)
Other	19	—	—		19
Total other income	865	58	(53)		870

Earnings (loss) before income taxes	16,504	2,719	(5,165)		14,058
Income tax expense (benefit)	—	835	(1,534	)(d)	(699)
Net income (loss)	16,504	1,884	(3,631)		14,757

Preferred stock dividend	(772)	—	—		(772)

Net income (loss) applicable to common stockholders	$15,732	$1,884	$(3,631)		$13,985

Net income (loss) applicable to common stockholders per basic common share	$0.42	$0.05	$(0.10)		$0.37

Net income (loss) applicable to common stockholders per diluted common share	$0.41	$0.05	$(0.09)		$0.36

Weighted average common shares outstanding:
Basic	37,822
Diluted	38,778

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 26, 2004	PRICELINE.COM INCORPORATED

		By:	/s/ Jeffery H. Boyd
		Name:	Jeffery H. Boyd
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP